    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2002

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                          AND POST-EFFECTIVE AMENDMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                        THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)

                          DELAWARE                                                     13-3286161
      (State or Other Jurisdiction of Incorporation or                    (I.R.S. Employer Identification No.)
                       Organization)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
              (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)
                             SAMUEL L. MOLINARO JR.
                            CHIEF FINANCIAL OFFICER
                        THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                                   COPIES TO:
                             DENNIS J. BLOCK, ESQ.
                         CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                       ----------------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At various times after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-___
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-___
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
                 REGISTERED                     REGISTERED(1)(4)         PER UNIT         OFFERING PRICE(2)    REGISTRATION FEE
Debt Securities and Warrants (3)
Preferred Stock
Depositary Shares                                                                                                     (5)
Totals                                           $10,086,693,162                           $10,086,693,162        $920,000(6)

(1) In U.S. dollars or their equivalent in one or more foreign or composite currencies.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The amount of debt securities and warrants to be registered is their issue price plus the issue price of any warrants or the issue price of any debt securities to be issued upon the exercise of the warrants and that amount also includes any offers and sales of debt securities and warrants in market-making transactions by Bear, Stearns & Co. Inc., an affiliate of the Registrant.

(4) An indeterminate principal amount or number of debt securities, preferred stock, warrants and depositary shares of The Bear Stearns Companies Inc. as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $10,000,000,000. Depositary receipts evidencing the depositary shares will be issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public fractional interests in shares of preferred stock registered by this Registration Statement, depositary receipts will be distributed to those persons purchasing fractional interests and shares of preferred stock will be deposited with the depositary under the deposit agreement.

(5) No additional consideration will be received for the depositary shares.

(6) Pursuant to Rule 429(b) under the Securities Act of 1933, this Registration Statement includes debt securities, warrants, preferred stock and depositary shares having an initial public offering price of $86,693,162 and previously registered on Registration Statement No. 333-52902 filed by the Registrant on Form S-3 and declared effective on January 11, 2001. In connection with such amount of debt securities, warrants, preferred stock and depositary shares previously registered on Registration Statement No. 333-52902, the Registrant paid a fee of $2,000,000, of which $21,673 is attributable to the $86,693,162 of securities being carried forward. In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional debt securities, warrants, preferred stock and depositary shares being registered and having an aggregate initial public offering price of $10,000,000,000.

   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 333-52902. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-52902 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 17, 2002
PROSPECTUS

                        THE BEAR STEARNS COMPANIES INC.

                                DEBT SECURITIES
                                    WARRANTS
                                PREFERRED STOCK
                               DEPOSITARY SHARES

              ---------------------------------------------------

          By this Prospectus, we intend to offer at one or more times--

                    Debt Securities
                    Warrants to Purchase Debt Securities
                    Preferred Stock
                    Depositary Shares

                    in one or more series with an aggregate initial public offering price of up to $10,086,693,162 (as described in the applicable Prospectus Supplement).

  ----------------------------------------------------------------------------

          We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any supplements carefully before you invest in the securities.

  ----------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.

               THE DATE OF THIS PROSPECTUS IS            , 2002.

    THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THESE SECURITIES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................      3

Certain Definitions.........................................      4

The Bear Stearns Companies Inc..............................      4

Use of Proceeds.............................................      5

Ratio Information...........................................      5

Description of Debt Securities..............................      6

Description of Warrants.....................................     13

Limitations on Issuance of Bearer Debt Securities and Bearer
  Warrants..................................................     16

Description of Preferred Stock..............................     17

Description of Depositary Shares............................     20

Book-Entry Procedures and Settlement........................     24

Plan of Distribution........................................     25

ERISA Considerations........................................     27

Experts.....................................................     28

Validity of the Securities..................................     28

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This Prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

    Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

        (1) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000;

        (2) the Quarterly Reports on Form 10-Q for the quarters ended February 23, 2001, May 25, 2001 and August 31, 2001; and

        (3) the Current Reports on Form 8-K dated December 13, 2000, January 4, 2001, January 11, 2001, February 15, 2001, February 15, 2001, March 21,
    2001, March 30, 2001, April 20, 2001, May 3, 2001, May 4, 2001, June 20,
    2001, June 26, 2001, September 26, 2001, October 19, 2001, December 20,
    2001, January 8, 2002 and January 8, 2002.

    We will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Corporate Communications Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                              CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus:

    - the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

    - "AMEX" refers to the American Stock Exchange;

    - "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

    - "BSB" refers to Bear Stearns Bank plc;

    - "BSSC" refers to Bear, Stearns Securities Corp.;

    - "BSIL" refers to Bear, Stearns International Limited;

    - "DAISS-SM-" refers to Dutch Auction Internet Syndication System-SM-;

    - "NASD" refers to the National Association of Securities Dealers, Inc.;

    - "NYSE" refers to the New York Stock Exchange; and

    - "securities" refers to the notes, warrants, preferred stock and depositary shares described in this prospectus.

    Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

                        THE BEAR STEARNS COMPANIES INC.

    We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling our proprietary and customer transactions. Our business includes:

    - market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;

    - trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

    - securities, options and futures brokerage;

    - providing securities clearance services;

    - managing equity and fixed income assets for institutional and individual clients;

    - financing customer activities;

    - securities lending;

    - securities and futures arbitrage;

    - involvement in specialist activity on both the NYSE and the AMEX;

    - underwriting and distributing securities;

    - arranging for the private placement of securities;

    - assisting in mergers, acquisitions, restructurings and leveraged transactions;

    - making principal investments in leveraged acquisitions;

    - engaging in commercial real estate activities;

    - investment management and advisory services; and

    - advisory, fiduciary, custody, agency and securities research services.

    Our business is conducted:

    - from our principal offices in New York City;

    - from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

    - from representative offices in Beijing, Herzliya, Hong Kong, Milan, Sao Paulo, Seoul and Shanghai;

    - through international offices in Dublin, London, Lugano, Singapore and Tokyo; and

    - through joint ventures with other firms in Belgium, Greece and Spain.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust-company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment advisor with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the International Stock Exchange. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

    BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities and Derivatives Exchange, Marche a Terme International de France, SA and the London Clearing House. BSIL is supervised by and regulated in accordance with the rules of the Financial Services Authority.

    BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

    We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179 and our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries.

                               RATIO INFORMATION

    The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

    The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the nine months ended August 31, 2001 and August 25, 2000, the fiscal year ended
November 30, 2000, the five months ended November 26, 1999 and the fiscal years ended June 30, 1999, 1998, 1997 and 1996.

                                   NINE MONTHS ENDED                     FIVE MONTHS               YEAR ENDED JUNE 30,
                                -----------------------    YEAR ENDED       ENDED       -----------------------------------------
                                AUGUST 31,   AUGUST 25,   NOVEMBER 30,   NOVEMBER 26,
                                   2001         2000          2000           1999         1999       1998       1997       1996
                                ----------   ----------   ------------   ------------   --------   --------   --------   --------
Ratio of earnings to fixed
  charges.....................     1.2          1.3           1.2            1.3          1.3        1.3        1.4        1.4
Ratio of earnings to combined
  fixed charges and preferred
  dividends...................     1.2          1.2           1.2            1.3          1.3        1.3        1.4        1.4

                         DESCRIPTION OF DEBT SECURITIES

    This section describes certain general terms and provisions of the debt securities to which any Prospectus Supplement may relate. The particular terms of any debt securities offered by a Prospectus Supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the Prospectus Supplement relating to that particular series of debt securities.

    We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

    The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

    This section, along with the description in the applicable Prospectus Supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

GENERAL

    We may offer debt securities for an aggregate principal amount of up to $10,086,693,162 under this Prospectus. As of the date of this Prospectus, we have issued approximately $69,877,479,650 aggregate principal amount of debt securities under the Indenture, of which $22,398,967,175 is outstanding. The Indenture permits us to:

    - issue debt securities at various times in one or more series;

    - issue an unlimited principal amount of debt securities;

    - provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this Prospectus at various times and without your consent; and

    - "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

    Unless we provide otherwise in an applicable Prospectus Supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the Prospectus Supplement relating to that series.

    Unless we provide otherwise in the applicable Prospectus Supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the Prospectus Supplement relating to that series.

    If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable Prospectus Supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

    We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the Prospectus Supplement relating to that series.

RANKING

    The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

    We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

METHODS OF RECEIVING PAYMENT ON THE DEBT SECURITIES

    REGISTERED DEBT SECURITIES. Unless we otherwise provide in the applicable Prospectus Supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

    Interest payments made before maturity or redemption on registered debt securities may be made:

    - at our option, by check mailed to the address of the person entitled to payment; or

    - at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

    BEARER DEBT SECURITIES. Unless we provide otherwise in the applicable Prospectus Supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable Prospectus Supplement.

NOTICES

    REGISTERED DEBT SECURITIES. Unless otherwise provided in the applicable Prospectus Supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

    BEARER DEBT SECURITIES. Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such bearer debt security.

GLOBAL SECURITIES

    The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

    Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

    - the depositary for the global security to a nominee of the depositary;

    - a nominee of the depositary to the depositary or another nominee of the depositary; or

    - the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

    Each Prospectus Supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

    Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

    Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

    So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

    - will not be entitled to have debt securities represented by global securities registered in their names;

    - will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

    - will not be considered the owners or holders of these securities under the Indenture.

    Subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

    We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

    If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

    In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

    If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

    In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

    (1) registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;

    (2) bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or

    (3) either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

    You should read the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

LIMITATION ON LIENS

    We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

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    The term "Restricted Subsidiary" as defined in the Indenture means Bear
Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

MERGER AND CONSOLIDATION

    We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

    (1) we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

    (2) the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

       (a) payment of the principal of, and premium, if any, and interest on, (and any additional amounts payable in respect of) the debt securities and

       (b) performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

    Unless otherwise provided in the applicable Prospectus Supplement, the Indenture permits:

    - a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

    - a change in control; or

    - a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

MODIFICATION AND WAIVER

    With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

    - changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

    - reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

    - changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

    - impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

    - reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

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    - modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

    Except with respect to certain fundamental provisions of which a default would require the consent of the holders of each outstanding security of a series affected to waive, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

EVENTS OF DEFAULT

    Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

    (1) a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

    (2) a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

    (3) a failure to deposit any sinking fund payment when due relating to that series;

    (4) a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

    (5) a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

    (6) certain events of bankruptcy, insolvency or reorganization; and

    (7) any other Event of Default with respect to debt securities of that series.

CONCERNING THE TRUSTEE

    Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

    The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

    If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

    If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

    So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However,

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the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

    - a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

    - a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

    The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

    We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

DEFEASANCE

    If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

    - be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

    - not be subject to provisions of the Indenture described above under the subsections entitled "--Limitation on Liens" and "--Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

    To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

    (1) the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

    (2) if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

    We may specify defeasance provisions with respect to any series of debt securities.

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                            DESCRIPTION OF WARRANTS

    This section sets forth certain general terms and provisions of the warrants to which any Prospectus Supplement may relate. The particular terms of the warrants offered by any Prospectus Supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the Prospectus Supplement relating to those warrants.

    We may issue warrants for the purchase of debt securities, warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government debt securities"), warrants to buy or sell currencies, currency units or units of a currency index or currency basket, warrants to buy or sell units of a stock index or stock basket and warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of debt securities and may be attached to or separate from those debt securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this Prospectus and in any applicable Prospectus Supplement.

    Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the Prospectus Supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

    This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."

GENERAL

    The terms of any particular series of warrants will be described in the Prospectus Supplement relating to that particular series of warrants, including, where applicable:

    (1) whether the warrant is for debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the warrant;

    (2) the offering price;

    (3) the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

    (4) the date on which the right to exercise those warrants will commence and the date on which that right will expire;

    (5) whether those warrants are to be issuable in registered or bearer form;

    (6) whether those warrants are extendible and the period or periods of such extendibility;

    (7) the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

    (8) whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

    (9) US federal income tax consequences applicable to those warrants; and

    (10) any other terms of those warrants not inconsistent with the applicable warrant agreement.

    If the offered warrants are to purchase debt securities, the Prospectus Supplement will also describe:

    (1) the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities purchasable upon exercise of those warrants;

    (2) the designation and terms of the debt securities with which those warrants are issued and the number of those warrants issued with each such debt security;

    (3) the date or dates on and after which those warrants and the related debt securities will be separately transferable; and

    (4) the principal amount of debt securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities may be purchased upon such exercise.

    Before you exercise your warrants, you will not have any of the rights of holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture.

    If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the Prospectus Supplement will describe:

    - the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and

    - whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

    If the offered warrants are warrants on a stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such stock index or stock basket. The Prospectus Supplement will describe:

    - the terms of those warrants;

    - the stock index or stock basket covered by those warrants; and

    - the market to which the stock index or stock basket relates.

    If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The Prospectus Supplement will describe:

    - the terms of those warrants;

    - the commodity or commodity index covered by those warrants; and

    - any market to which the commodity or commodity index relates.

    You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the Prospectus Supplement relating to that series of warrants).

    As the applicable Prospectus Supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

    - warrants to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket; and

    - warrants on stock indices or stock baskets or on commodities or commodity indices.

    Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.

EXERCISE OF WARRANTS

    As set forth in, or calculable from, the Prospectus Supplement relating to each series of warrants, each warrant you purchase will entitle you to:

    - buy the equivalent amount of the debt securities;

    - buy or sell the equivalent amount of Government debt securities;

    - buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price;

    - receive a settlement value for the equivalent amount of Government debt securities; or

    - receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index.

    You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those warrants or as may be otherwise stated in the Prospectus Supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

    Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement, you may exercise your warrants by:

    - delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and

    - payment as provided in the applicable Prospectus Supplement of the amount required to purchase the debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise.

    Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the warrants.

    If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable Prospectus Supplement.

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     LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

    In compliance with U.S. federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States Persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States Persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

    We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

    "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

    The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

    The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

    For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States Person" generally means:

    - a citizen or resident of the United States;

    - a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

    - an estate whose income is subject to U.S. federal income taxation regardless of its source; or

    - a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States Persons have the authority to control all of its substantial decisions.

    The Prospectus Supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-U.S. beneficial ownership be delivered once a bearer warrant is exercised).

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                         DESCRIPTION OF PREFERRED STOCK

    This section sets forth certain general terms and provisions of the preferred stock to which any Prospectus Supplement may relate. The particular terms of the preferred stock offered by any Prospectus Supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the Prospectus Supplement relating to such preferred stock.

    This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificate of designations, and is not complete.

    We urge you to read the restated certificate of incorporation, as amended, and the certificate of designations for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designations for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available as set forth under the section entitled "Where You Can Find More Information."

GENERAL

    Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

    The terms of any particular series of preferred stock will be described in the Prospectus Supplement relating to that particular series of preferred stock, including, where applicable:

    (1) the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

    (2) the offering price;

    (3) the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

    (4) any redemption or sinking fund provisions;

    (5) the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

    (6) the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

    (7) the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

    (8) the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

    (9) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

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    (10) the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

    (11) any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

    The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2001, there were outstanding:

    - 479,250 shares of Adjustable Rate Cumulative Preferred Stock, Series A;

    - 5,000,000 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

    - 4,000,000 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

    - 4,000,000 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

    The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

DIVIDENDS

    Unless otherwise specified in the applicable Prospectus Supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of the our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

    Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

    The Prospectus Supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of

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any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certification of incorporation.

LIQUIDATION RIGHTS

    Unless otherwise specified in the Prospectus Supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary) the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable Prospectus Supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

    Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

REDEMPTION

    If so specified in the applicable Prospectus Supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that Prospectus Supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

    Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

    Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable Prospectus Supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

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CONVERSION RIGHTS

    No series of preferred stock will be convertible into common stock.

VOTING RIGHTS

    Unless otherwise determined by the board of directors and indicated in the applicable Prospectus Supplement, holders of the preferred stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

    So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

    (1) issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

    (2) amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

    Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

                        DESCRIPTION OF DEPOSITARY SHARES

    This section sets forth certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

    This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

GENERAL

    We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of the Preferred Stock as more fully described below.

    If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable Prospectus Supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

    Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

    If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

    Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

    If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

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
    Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing depositary shares.

VOTING RIGHTS

    As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

WITHDRAWAL OF STOCK

    Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

    (1) all outstanding depositary shares issued under the deposit agreement have been redeemed; or

    (2) there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the

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       Company and the amount received by the depositary as a result of that distribution has been distributed by the Depositary to the holders of those depositary shares.

CHARGES OF DEPOSITARY

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

MISCELLANEOUS

    Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

    Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

    A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

FEDERAL INCOME TAX CONSEQUENCES

    Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

    - no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

    - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

    - the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

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                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Any series of preferred stock (and the depositary shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable Prospectus Supplement. Book-entry preferred stock or depositary shares will be issued in the form of a single global stock certificate or a single global depositary receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company or any successor or alternate depositary we select.

    The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

    Upon our issuance of any preferred stock or depositary shares that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of preferred stock or depositary shares represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the preferred stock or depositary shares. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

    Unless the global security is exchanged in whole or in part for the relevant definitive security representing preferred stock or depositary shares, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until the relevant definitive security representing preferred stock or depositary shares is issued, the depositary, not you, will be considered the holder of preferred stock or depositary shares represented by a global security. We have described below the only circumstances where preferred stock or depositary shares represented by a global security will be exchangeable for certificates representing preferred stock or depositary shares.

    We will pay dividends and other distributions on the preferred stock or depositary shares to the depositary or its nominee. We and the depositary will treat the nominee as the owner of the global securities for all purposes. Neither we nor the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any dividend payment or other distribution on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

    The depositary nominee is the only person who can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

    Unless otherwise specified in the applicable Prospectus Supplement, preferred stock or depositary shares will be issued initially as book-entry preferred stock or depositary shares. Generally, we will issue book-entry preferred stock or depositary shares only in the form of global securities. Preferred stock or depositary shares represented by a global security may be exchanged for the relevant definitive security with the same terms in authorized denominations if:

    - the depositary notified us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

    - we determine not to have any preferred stock or depositary shares represented by a global security.

    In these circumstances, you will be entitled to physical delivery of a definitive certificate or other instrument evidencing such preferred stock or depositary shares in an amount equal to your beneficial ownership interest and registered in your name.

                              PLAN OF DISTRIBUTION

    We may sell the securities in any of four ways:

    - to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

    - through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

    - directly to one or more purchasers; or

    - directly to the public through Bear Stearns utilizing DAISS-SM- (Dutch Auction Internet Syndication System-SM-), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities.

    Each Prospectus Supplement will set forth the manner and terms of an offering of securities, including:

    - whether that offering is being made to underwriters or through agents or directly;

    - the rules and procedures for the auction process through DAISS-SM-, if used;

    - any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

    - the securities' purchase price or initial public offering price; and

    - the proceeds we anticipate from the sale of the securities.

    When securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

    Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

    To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

    Unless otherwise indicated in the applicable Prospectus Supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable Prospectus Supplement.

    Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

    If so indicated in the applicable Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

    Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

    Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this Prospectus and the Prospectus Supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

    In order to facilitate the offering of certain securities under this Registration Statement or an applicable Prospectus Supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable Prospectus Supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

    In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

    We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAISS-SM-, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAISS-SM- allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

    The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

    During an auction, DAISS-SM- will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the Prospectus Supplement which is the final clearing spread. If DAISS-SM- is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the Prospectus Supplement.

    Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

    If an offering is made using DAISS-SM- you should review the auction rules, as displayed in the offering cul-de-sac and described in the Prospectus Supplement, for a more detailed description of the offering procedures.

    Because Bear Stearns is our wholly owned subsidiary, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

                              ERISA CONSIDERATIONS

    Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving the assets of employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans and entities treated for purposes of ERISA and the Code as holding assets thereof are in this Prospectus collectively referred to as "Plans."

    Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

    Each of us, Bear Stearns and BSSC may be considered a "party in interest" or "disqualified person" with respect to many Plans, including, for example, IRAs established with us or them. The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") could constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

    Applicable exemptions may include certain prohibited transaction class exemptions ("PTCEs") (for example, PTCE 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective trust funds and PTCE 95-60 relating to insurance company general accounts).

    A fiduciary who is responsible for an ERISA Plan engaging in a non-exempt prohibited transaction may be liable for any losses to the Plan resulting from such transaction and may be subject to a penalty under ERISA. Also, Code
Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

    In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2000 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

    The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft, New York, New York.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  $  920,000
Trustee's fees and expenses.................................      10,000
Accounting fees.............................................      10,000
Legal fees and expenses.....................................     200,000
Printing and engraving fees.................................      20,000
NASD filing fee.............................................      30,500
Miscellaneous...............................................       1,500
                                                              ----------
  Total.....................................................  $1,192,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

    Article VIII of the registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed
June 14, 2001.

    We, as registrant, have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred, subject to the conditions and exclusions and deductible provisions of the policies.

    For the undertaking with respect to indemnification, see Item 17 in this Prospectus.

ITEM 16. EXHIBITS.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
1(a)                    Form of Underwriting Agreement (Debt Securities and
                        Warrants).(1)

1(b)                    Form of Distribution Agreement.(1)

1(c) Distribution Agreement, including form of Terms Agreement, dated November 8, 1991, for Medium-Term Notes ("MTN
                        Distribution Agreement").(2)

1(d)                    Amendment No. 1, dated December 4, 1991, to the MTN
                        Distribution Agreement.(3)

1(e)                    Form of Amendment No. 2 to the MTN Distribution
                        Agreement.(3)

1(f)                    Form of Underwriting Agreement for Offering of Global
                        Notes.(4)

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
1(g)                    Form of Underwriting Agreement for DAiSS-SM- Offering.(5)

1(h)                    Form of Underwriting Agreement (Preferred Stock).(6)

4(a)(1)                 Indenture, dated as of May 31, 1991, between The Bear
                        Stearns Companies Inc. and JPMorgan Chase Bank (formerly,
                        The Chase Manhattan Bank).(7)

4(a)(2) Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase
                        Bank (formerly The Chase Manhattan Bank).(8)

4(b)(1)                 Form of Fixed Rate Senior Note.(9)

4(b)(2)                 Form of Medium-Term Note, Series B (Fixed Rate).(6)

4(b)(3)                 Form of Medium-Term Note, Series B (Floating Rate).(6)

4(b)(4)                 Form of Note (Common-Linked Higher Income Participation
                        Securities).(10)

4(b)(5)                 Form of Note (S&P 500 Linked Note).(11)

4(b)(6)                 Form of Global Note.(6)

4(b)(7)                 Form of Medium-Term Note, Series B (Fixed Rate; S&P
                        Linked).(12)

4(c)(1)                 Form of Warrant Agreement, including form of Warrant
                        Certificate, for warrants to purchase debt securities.(1)

4(c)(2)                 Form of Warrant Agreement, including form of Warrant
                        Certificate (for warrants to be sold separately from debt securities), for warrants to purchase debt securities.(1)

4(c)(3) Form of Warrant Agreement for warrants to purchase other securities, currencies or units.(3)

4(c)(4)                 Form of Warrant Agreement relating to AMEX Hong Kong 30
                        Index Call Warrants.(13)

4(c)(5)                 Form of Warrant Agreement relating to AMEX Hong Kong 30
                        Index Put Warrants.(14)

4(c)(6)                 Form of Warrant Agreement relating to the Japan Index Call
                        Warrants.(15)

4(c)(7)                 Form of Warrant Agreement relating to the Japan Index Put
                        Warrants.(16)

4(c)(8)                 Form of Warrant Agreement relating to the Japanese Yen Put
                        Warrants.(17)

4(c)(9)                 Form of Warrant Agreement relating to Nikkei 225 Index
                        Strike Reset Call Warrants.(18)

4(c)(10)                Form of Warrant Agreement relating to Vantage Point
                        Portfolio Call Warrants.(19)

4(d)(1)                 Restated Certificate of Incorporation of the registrant.(20)

4(d)(2)                 Certificate of Amendment of Restated Certificate of
                        Incorporation of the registrant.(21)

4(d)(3) Certificate of Stock Designation relating to the registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A.(22)

4(d)(4)                 Certificate of Correction to the Certificate of Stock
                        Designation relating to the registrant's Adjustable Rate
                        Cumulative Preferred Stock, Series A.(23)

4(d)(5) Certificate of Stock Designation relating to the registrant's 6.15% Cumulative Preferred Stock,
                        Series E.(24)

4(d)(6) Certificate of Stock Designation relating to the registrant's 5.72% Cumulative Preferred Stock,
                        Series F.(25)

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
4(d)(7)                 Certificate of Stock Designation relating to the
                        registrant's 5.49% Cumulative Preferred Stock,
                        Series G.(26)

4(d)(8)                 Certificate of Elimination of the Cumulative Convertible
                        Preferred Stock, Series A; Cumulative Convertible Preferred
                        Stock, Series B; Cumulative Convertible Preferred Stock,
                        Series C; and Cumulative Convertible Preferred Stock,
                        Series D of the registrant. (27)

4(d)(9)                 Certificate of Elimination of the 7.88% Cumulative
                        Convertible Preferred Stock, Series B of the registrant.
                        (28)

4(d)(10)                Certificate of Elimination of the 7.60% Cumulative
                        Convertible Preferred Stock, Series C of the registrant.
                        (29)

4(d)(11) Amended and Restated By-laws of the registrant as amended through January 8, 2002.(30)

4(d)(12)                Form of Deposit Agreement.(31)

4(d)(13)                Specimen Depositary Receipt.(32)

5                       Opinion of Cadwalader, Wickersham & Taft.*

12(a)                   Computation of Ratio of Earnings to Fixed Charges.*

12(b) Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.*

23(a)                   Consent of Deloitte & Touche LLP.*

23(b)                   Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5).*

24 Power of attorney (included in the signature pages to the Registration Statement).*

25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of JPMorgan Chase Bank
                        (separately bound).*

------------------------

  * Filed herewith.

 (1) Incorporated by reference to similarly numbered exhibits to the registrant's Registration Statement No. 33-44521 on Form S-3.

 (2) Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-43482 on Form S-3.

 (3) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-48829 on Form S-3.

 (4) Incorporated by reference to Exhibit 1(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on April 6, 1998.

 (5) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-52902 on Form S-3.

 (6) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-31980 on Form S-3.

 (7) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.

 (8) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 1998.

 (9) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-57824 on Form S-3.

(10) Incorporated by reference to Exhibit No. 4(b)(7) to the registrant's Registration Statement No. 33-52701 on Form S-3.

(11) Incorporated by reference to Exhibit 2.3 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 15, 1997.

(12) Incorporated by reference to Exhibit No. 4(b)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 1998.

(13) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(14) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(15) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(16) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(17) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.

(18) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.

(19) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.

(20) Incorporated by reference to Exhibit No. 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 333-57083).

(21) Incorporated by reference to Exhibit No. 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357).

(22) Incorporated by reference to Exhibit No. 4(a)(6) to the registrant's Registration Statement on Form S-8 (File No. 33-49979).

(23) Incorporated by reference to Exhibit No. 4(a)(7) to the registrant's Registration Statement on Form S-8 (File No. 33-49979).

(24) Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed on January 14, 1998.

(25) Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed on April 20, 1998.

(26) Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed on June 18, 1998.

(27) Incorporated by reference to Exhibit No. 4(d)(9) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(28) Incorporated by reference to Exhibit No. 4(d)(10) to the registrant's Current Report on Form S-K filed with the Securities and Exchange Commission on January 15, 2002.

(29) Incorporated by reference to Exhibit No. 4(d)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(30) Incorporated by reference to Exhibit No. 4(d)(6) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(31) Incorporated by reference to Exhibit 4(d) to the registrant's Registration Statement No. 33-59140 on Form S-3.

(32) Incorporated by reference to Exhibit 4(e) to the registrant's Registration Statement No. 33-59140 on Form S-3.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (i) For the purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under
Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 17, 2002.

                                                       THE BEAR STEARNS COMPANIES INC.

                                                       BY:  /S/ SAMUEL L. MOLINARO JR.
                                                            -----------------------------------------
                                                            SAMUEL L. MOLINARO JR.
                                                            Executive Vice President and
                                                            Chief Financial Officer

    We, the undersigned officers and directors of The Bear Stearns
Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr., and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 17, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ ALAN C. GREENBERG                     Chairman of the Executive Committee and
     -------------------------------------------                           Director
                  Alan C. Greenberg

                 /s/ JAMES E. CAYNE                    Chairman of the Board, Chief Executive Officer
     -------------------------------------------          and Director (Principal Executive Officer)
                   James E. Cayne

                /s/ CARL D. GLICKMAN                                      Director
     -------------------------------------------
                  Carl D. Glickman

              /s/ DONALD J. HARRINGTON                                    Director
     -------------------------------------------
                Donald J. Harrington

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ WILLIAM L. MACK                                      Director
     -------------------------------------------
                   William L. Mack

                /s/ FRANK T. NICKELL                                      Director
     -------------------------------------------
                  Frank T. Nickell

               /s/ FREDERIC V. SALERNO                                    Director
     -------------------------------------------
                 Frederic V. Salerno

                /s/ ALAN D. SCHWARTZ                     President, Co-Chief Operating Officer and
     -------------------------------------------                           Director
                  Alan D. Schwartz

                /s/ WARREN J. SPECTOR                    President, Co-Chief Operating Officer and
     -------------------------------------------                           Director
                  Warren J. Spector

                  /s/ VINCENT TESE                                        Director
     -------------------------------------------
                    Vincent Tese

                   /s/ FRED WILPON                                        Director
     -------------------------------------------
                     Fred Wilpon

             /s/ SAMUEL L. MOLINARO JR.                 Executive Vice President and Chief Financial
     -------------------------------------------            Officer (Principal Financial Officer)
               Samuel L. Molinaro Jr.

               /s/ MARSHALL J LEVINSON                   Controller (Principal Accounting Officer)
     -------------------------------------------
                 Marshall J Levinson

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 1(a)                   Form of Underwriting Agreement (Debt Securities and
                        Warrants).(1)

 1(b)                   Form of Distribution Agreement.(1)

 1(c) Distribution Agreement, including form of Terms Agreement, dated November 8, 1991, for Medium-Term Notes ("MTN
                        Distribution Agreement").(2)

 1(d)                   Amendment No. 1, dated December 4, 1991, to the MTN
                        Distribution Agreement.(3)

 1(e)                   Form of Amendment No. 2 to the MTN Distribution
                        Agreement.(3)

 1(f)                   Form of Underwriting Agreement for Offering of Global
                        Notes.(4)

 1(g)                   Form of Underwriting Agreement for DAiSS-SM- Offering.(5)

 1(h)                   Form of Underwriting Agreement (Preferred Stock).(6)

 4(a)(1)                Indenture, dated as of May 31, 1991, between The Bear
                        Stearns Companies Inc. and JPMorgan Chase Bank (formerly,
                        The Chase Manhattan Bank).(7)

 4(a)(2) Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase
                        Bank (formerly, The Chase Manhattan Bank).(8)

 4(b)(1)                Form of Fixed Rate Senior Note.(9)

 4(b)(2)                Form of Medium-Term Note, Series B (Fixed Rate).(6)

 4(b)(3)                Form of Medium-Term Note, Series B (Floating Rate).(6)

 4(b)(4)                Form of Note (Common-Linked Higher Income Participation
                        Securities).(10)

 4(b)(5)                Form of Note (S&P 500 Linked Note).(11)

 4(b)(6)                Form of Global Note.(6)

 4(b)(7)                Form of Medium-Term Note, Series B (Fixed Rate; S&P
                        Linked).(12)

 4(c)(1)                Form of Warrant Agreement, including form of Warrant
                        Certificate, for warrants to purchase debt securities.(1)

 4(c)(2)                Form of Warrant Agreement, including form of Warrant
                        Certificate (for warrants to be sold separately from debt securities), for warrants to purchase debt securities.(1)

 4(c)(3) Form of Warrant Agreement for warrants to purchase other securities, currencies or units.(3)

 4(c)(4)                Form of Warrant Agreement relating to AMEX Hong Kong 30
                        Index Call Warrants.(13)

 4(c)(5)                Form of Warrant Agreement relating to AMEX Hong Kong 30
                        Index Put Warrants.(14)

 4(c)(6)                Form of Warrant Agreement relating to the Japan Index Call
                        Warrants.(15)

 4(c)(7)                Form of Warrant Agreement relating to the Japan Index Put
                        Warrants.(16)

 4(c)(8)                Form of Warrant Agreement relating to the Japanese Yen Put
                        Warrants.(17)

 4(c)(9)                Form of Warrant Agreement relating to Nikkei 225 Index
                        Strike Reset Call Warrants.(18)

 4(c)(10)               Form of Warrant Agreement relating to Vantage Point
                        Portfolio Call Warrants.(19)

 4(d)(1)                Restated Certificate of Incorporation of the registrant.(20)

 4(d)(2)                Certificate of Amendment of Restated Certificate of
                        Incorporation of the registrant.(21)

 4(d)(3) Certificate of Stock Designation relating to the registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A.(22)

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 4(d)(4)                Certificate of Correction to the Certificate of Stock
                        Designation relating to the registrant's Adjustable Rate
                        Cumulative Preferred Stock, Series A.(23)

 4(d)(5) Certificate of Stock Designation relating to the registrant's 6.15% Cumulative Preferred Stock,
                        Series E.(24)

 4(d)(6) Certificate of Stock Designation relating to the registrant's 5.72% Cumulative Preferred Stock,
                        Series F.(25)

 4(d)(7) Certificate of Stock Designation relating to the registrant's 5.49% Cumulative Preferred Stock,
                        Series G.(26)

 4(d)(8)                Certificate of Elimination of the Cumulative Convertible
                        Preferred Stock, Series A; Cumulative Convertible Preferred
                        Stock, Series B; Cumulative Convertible Preferred Stock,
                        Series C; and Cumulative Convertible Preferred Stock,
                        Series D of the registrant.(27)

 4(d)(9)                Certificate of Elimination of the 7.88% Cumulative Preferred
                        Stock, Series B of the registrant.(28)

 4(d)(10)               Certificate of Elimination of the 7.60% Cumulative Preferred
                        Stock, Series C of the registrant.(29)

 4(d)(11) Amended and Restated By-laws of the registrant as amended through January 8, 2002.(30)

 4(d)(12)               Form of Deposit Agreement.(31)

 4(d)(13)               Specimen Depositary Receipt.(32)

 5                      Opinion of Cadwalader, Wickersham & Taft.*

 12(a)                  Computation of Ratio of Earnings to Fixed Charges.*

 12(b) Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.*

 23(a)                  Consent of Deloitte & Touche LLP.*

 23(b)                  Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5).*

 24 Power of attorney (included in the signature pages to the Registration Statement).*

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of JPMorgan Chase Bank
                        (separately bound).*

------------------------

  * Filed herewith.

 (1) Incorporated by reference to similarly numbered exhibits to the registrant's Registration Statement No. 33-44521 on Form S-3.

 (2) Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-43482 on Form S-3.

 (3) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-48829 on Form S-3.

 (4) Incorporated by reference to Exhibit 1(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on April 6, 1998.

 (5) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-52902 on Form S-3.

 (6) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-31980 on Form S-3.

 (7) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.

 (8) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 1998.

 (9) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-57824 on Form S-3.

(10) Incorporated by reference to Exhibit No. 4(b)(7) to the registrant's Registration Statement No. 33-52701 on Form S-3.

(11) Incorporated by reference to Exhibit 2.3 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 15, 1997.

(12) Incorporated by reference to Exhibit No. 4(b)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 1998.

(13) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(14) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(15) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(16) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(17) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.

(18) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.

(19) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.

(20) Incorporated by reference to Exhibit No. 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 333-57083).

(21) Incorporated by reference to Exhibit No. 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357).

(22) Incorporated by reference to Exhibit No. 4(a)(6) to the registrant's Registration Statement on Form S-8 (File No. 33-49979).

(23) Incorporated by reference to Exhibit No. 4(a)(7) to the registrant's Registration Statement on Form S-8 (File No. 33-49979).

(24) Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed on January 14, 1998.

(25) Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed on April 20, 1998.

(26) Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed on June 18, 1998.

(27) Incorporated by Reference to Exhibit No. (4)(d)(9) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(28) Incorporated by Reference to Exhibit No. (4)(d)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(29) Incorporated by Reference to Exhibit No. (4)(d)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(30) Incorporated by reference to Exhibit No. 4(d)(6) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(31) Incorporated by reference to Exhibit 4(d) to the registrant's Registration Statement No. 33-59140 on Form S-3.

(32) Incorporated by reference to Exhibit 4(e) to the registrant's Registration Statement No. 33-59140 on Form S-3.